BYLAWS

FOR THE REGULATION,
EXCEPT AS OTHERWISE PROVIDED BY STATUTE
OR ITS ARTICLES OF INCORPORATION

OF

TIGER JIUJIANG MINING, INC.
(A Wyoming Corporation)

BYLAW I
SHAREHOLDER'S MEETINGS

01. Annual Meetings

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may properly be brought before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Wyoming, as may be designated by the notice of the meeting in every year and at a date within six months of the end of the fiscal year.

02. Special Meetings

Special meetings of the shareholders of this Corporation, for any purpose or purposes unless otherwise proscribed by statute or of the Articles of Incorporation, may be called at any time by the holders of twenty percent (20%) of the issued and outstanding voting shares of the Corporation entitled to vote, or by the President or by the Secretary or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Wyoming, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Wyoming, as may be determined by the Board of Directors and placed in the notice of such meeting.

Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice-president or secretary by any person(other than the board of directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty (20) nor more than sixty (60) days after receipt of the request.

03. Notice of Meeting

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or the President or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service as unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

Bylaws – Tiger Jiujiang Mining, Inc.

Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

04. Waiver of Notice

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

05. Quorum and Adjourned Meetings

One fifth (1/5th or 20%) of the outstanding shares of the Corporation presence in person or by proxy entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice but in the absence of a quorum at the commencement of the meeting, no other business may be transacted at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

06. Proxies

Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Subject to the Wyoming Business Corporation Act in the case of any proxy which states that it is irrevocable, any proxy duly executed shall continue in full force and effect until

(i)	an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto,
(ii)	the person executing the proxy attends the meeting and votes in person, or
(iii)	written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted;

provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided for in the proxy. The dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a shareholder may grant such authority.

Bylaws – Tiger Jiujiang Mining, Inc.

(a)

A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by electronic means or by facsimile signature.

(b)

A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, email or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram email or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams email or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c)

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission described in Paragraphs (a) or (b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

07. Voting of Shares

Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting, unless the question is one upon which by express provision of the Statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Upon demand of any Shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

08. Action Without A Meeting

Any action which may be taken by the vote of the Shareholders at a meeting may be taken without a meeting if authorized by the written consent of Shareholders holding at least a majority of the voting power, unless the provisions of the statutes or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case the greater proportion of written consents shall be required. Unless, as provided in Section 12 of this Bylaw II, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.

Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

Bylaws – Tiger Jiujiang Mining, Inc.

09. Validation of Defectively Called or Noticed Meeting.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 3 above, the waiver of notice or consent shall state the general nature of the proposal.

10. Inspectors of Election.

In advance of any meeting of shareholders, the board of directors may appoint any person or persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one(1) or three(3)inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall be as prescribed by the Wyoming Business Corporation Act and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

11. Record Date for Shareholder Notice, Voting and Giving Consents.

For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than twenty (20) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Wyoming Business Corporation Act.

Bylaws – Tiger Jiujiang Mining, Inc.

If the board of directors does not so fix a record date:

(a)

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board is required by the Wyoming Business Corporation Act, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

12. VOTING LIST.

The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of the (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall he subject to inspection by any stockholder at any time during usual business hours. Such list shall also he produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

BYLAW II
DIRECTORS

01. General Powers

Subject to the provisions of the Wyoming Business Corporation Act, and to any limitations in the certificate of incorporation and these bylaws, relating to action required to be approved by the shareholders or approved by the outstanding shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by its Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers, to wit:

(a)

To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the certificate of incorporation or with these bylaws, fix their compensation and require from them security for faithful service.

(b)

To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, or with the certificate of incorporation or with these bylaws, as they may deem best.

(c)

To change the principal executive office and principal office for the transaction of the corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Wyoming; to designate any place within or without the State of Wyoming for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Bylaws – Tiger Jiujiang Mining, Inc.

(d)	To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

(e)

To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

02. Number, Tenure, Term of Office and Qualifications

The number of Directors of the Corporation shall be not less than one and shall be not greater than seven. The Directors shall be elected at the annual general meeting of the Shareholders and except as provided in Section 2 of this Bylaw, each Director shall hold office until the next annual meeting of shareholders and/or until his/her successor shall have been elected or appointed and qualified. Directors need not be residents of the State of Wyoming or shareholders of the Corporation. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

03. Election

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

04. Vacancies

A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by order of court or convicted of a felony, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

In case of any vacancy in the Board of Directors including that caused by an increase in the authorized number of Directors, the remaining Director(s), whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Director(s) whose place shall be vacant, and until his/her successor shall have been duly elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Directors, or if the authorized number of Directors be increased, or if the Shareholders fail at any annual or special meeting of Shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at the Meeting. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors or the Shareholders shall have power to elect a successor to take office when the resignation is to become effective.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Bylaws – Tiger Jiujiang Mining, Inc.

05. Resignation

Any Director may resign at any time by delivering written notice to the secretary of the Corporation.

06. Meetings

Regular meetings of the board of directors shall be held at any place within or without the State of Wyoming which has been designated from time to time by resolution by the board or by written consent of all members of the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.

Other regular meetings of the board of directors shall be held without call on the date and at the time which the board of directors may from time to time designate; provided, however, that should the day so designated fall upon a Saturday, Sunday or legal holiday observed by the corporation at its principal executive office, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Wyoming, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

The transactions at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though it had been held at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the minutes of the meeting.

(a)	Annual Meeting of Directors

Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

(b)	Special Meetings

Special meetings of the Directors shall be called at any time and place upon the call of the President, Secretary or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, telegram, facsimile or by personal communication by telephone or otherwise at least twenty-four (24) hours in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by facsimile (either before or after such meeting) and will be waived by any Director in attendance at such meeting. Such mailing, telegraphy, or delivery as above provided shall be due, legal and personal notice to such Director

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Bylaws – Tiger Jiujiang Mining, Inc.

07. Quorum and Voting

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors unless a greater number be required by statute or the Articles of Incorporation. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors at a regular meeting.

08. Compensation

By resolution of the Board of Directors, the Directors and members of properly constituted committees may be paid their expenses or compensation, if any, for their services for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

09. Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

10. Executive and Other Committees

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Bylaws – Tiger Jiujiang Mining, Inc.

11. Chairman of Board of Directors

The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

12. Removal

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. The holders of a majority of the issued and outstanding voting shares entitled to vote may at any time peremptorily terminate the office of any or all of the Directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

13. Adjournment

A majority of the directors present, whether or not constituting a quorum, may adjourn any board of directors' meeting to another time or place.

If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment; otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

14. Validation of Defectively Called or Noticed Meetings

The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be made a part of the minutes of the meeting.

BYLAW III
ACTIONS BY WRITTEN CONSENT

Any corporate action required by the Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be and such written consent is filed with the minutes of the proceedings by the Board of Directors or committee of the Board of Directors.

BYLAW IV
OFFICERS

01. Officers Designated

The Officers of the Corporation shall be a president, chief executive officer, and the Corporation may have one or more vice presidents (the number thereof to be determined by the Board of Directors), and may also include the following positions unless otherwise determined: a secretary, a treasurer and chief financial officer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any office may be held by the same person

Bylaws – Tiger Jiujiang Mining, Inc.

02. Election, Qualification and Term of Office

Each of the Officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected or appointed and qualified or until he or she shall resign or shall be removed or otherwise disqualified to serve.

03. Powers and Duties

The powers and duties of the respective corporate Officers as designated shall be, unless otherwise determined, as follows:

(a)	President

The president shall be the chief officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors. In the event of absence or disability of the chief executive officer, or if no chief executive officer has been appointed by the board of directors, the president shall perform all the duties of the chief executive officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

(b)	Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general power and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

(c)	Vice President

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors. The vice presidents, if there be such an officer or officers, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws.

(d)	Secretary

Bylaws – Tiger Jiujiang Mining, Inc.

The secretary shall:

1.	Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

2.	See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3.	Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4.	Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

5.	Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6.	Have general charge of the stock transfer books of the corporation; and,

7.	In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

(e)	Treasurer

Subject to the direction and control of the Board of Directors, the treasurer and/or chief financial officer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

(f)	Chief Financial Officer

Subject to such supervisory powers, if any, as may be given by the board of directors to the treasurer, if there be such an officer, the treasurer shall be the chief financial officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the financial affairs of the corporation. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general power and duties of management usually vested in the office of the treasurer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

(g)	Assistant Secretaries and Assistant Treasurers

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

04. Resignation

Any officer may resign at any time by giving written notice to the board of directors, or to the president or to the secretary of the corporation. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Bylaws – Tiger Jiujiang Mining, Inc.

05. Removal

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

06. Vacancies

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly appointed or elected and qualified. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

07. Salaries

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

BYLAW V
SHARE CERTIFICATES and CAPITAL STOCK

01. Form and Execution of Certificates

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Wyoming. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of the various classes of Shares or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or the back of the certificate, which the Corporation shall issue to represent such Shares

02. Transfers

Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

03. Loss or Destruction of Certificates

Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The board of directors may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate of the issuance of such new certificate. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

Bylaws – Tiger Jiujiang Mining, Inc.

04. Facsimile Signatures

If a certificate is signed by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the Officers of the Corporation may be facsimiles. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such Officer before such certificate is issues, such certificate may be issued with the same effect as though the person had not ceased to be such Officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of Stock.

05. Registered Owner

The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wyoming.

0.6 Representation of Shares of Other Corporations.

The president or any other officer or officers authorized by the board of directors or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

BYLAW VI
BOOKS AND RECORDS

01 Books of Accounts, Minutes and Share Register

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

02 Copies of Resolutions

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

BYLAW VII
CORPORATE SEAL

The directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, Corporate Seal. The Corporation is authorized to conduct all lawful business whether identified in these bylaws or not, without a Corporate Seal. The following is an impression of the corporate seal of this Corporation:

Bylaws – Tiger Jiujiang Mining, Inc.

BYLAW VIII
LOANS

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Corporation for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

BYLAW IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS

01. Definitions

For the purpose of this Bylaw, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, arbitrative or investigative; and whether formal or informal, and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Bylaw.

02. Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

03. Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

Bylaws – Tiger Jiujiang Mining, Inc.

04. Successful Defense

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .02 and .03 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

05. Authorization

Any indemnification under Paragraphs .02 and .03 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders.

Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

06. Advances

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .05 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

07. Nonexclusivity

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Bylaws – Tiger Jiujiang Mining, Inc.

08. Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

09. "Corporation" Defined

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

10. Further Bylaws

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Wyoming.

BYLAW X
AMENDMENT OF BYLAWS

01. By the Shareholders

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

02. By the Board of Directors

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

BYLAW XI
FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

BYLAW XII
RULES OF ORDER

The rules contained in the most recent edition of Robert's Rules or Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

Bylaws – Tiger Jiujiang Mining, Inc.

The order of business at all meetings of the stockholders shall be as follows:

(a)	Roll Call
(b)	Proof of notice of meeting or waiver of notice
(c)	Reading of minutes of preceding meeting
(d)	Reports of Officers
(e)	Reports of Committees
(f)	Election of Directors
(g)	Unfinished Business
(h)	New Business.

BYLAW XIII
REIMBURSEMENT OF DISALLOWED EXPENSES

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

BYLAW XIV
GENERAL PROVISIONS

01. Registered Office

The registered office of the Corporation shall be in Cheyenne, State of Wyoming. The Corporation may also have offices at such other places both within and without the State of Wyoming as Board of Directors may from time to time determine or the business of the Corporation may require.

02. Distributions

Distributions upon the capital stock of the Corporation, subject to the provision of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

03. Reserves

Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

04. Checks and Notes

All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Bylaws – Tiger Jiujiang Mining, Inc.

05. Record Date for Purposes Other Than Notice and Voting

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any right in respect of any other lawful action (other than as provided in Section 3 of Bylaw I of these bylaws), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Wyoming Business Corporation Act.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

06. Inspection of Corporate Records

The accounting books and records, the records of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of directors of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent(1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation and to obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, and of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

07. Inspection of Bylaws

The corporation shall keep in its principal executive office in Wyoming, or if its principal executive office is not in Wyoming, then at its principal business office, wherever located (or otherwise provide upon written request of any shareholder)the original or a copy of the bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during regular office hours.

Bylaws – Tiger Jiujiang Mining, Inc.

08. Contracts and Instruments – How Executed

The board of directors, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

09. Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Wyoming Business Corporation Act shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

APPROVED AND ADOPTED this 31st day of January, 2010.

/s/ “Chang Ya-Ping” Secretary

CERTIFICATE OF SECRETARY

I, Chang Ya-Ping hereby certify that I am the duly appointed Secretary of TIGER JIUJIANG MINING, INC. that the foregoing Bylaws, constitute the code of Bylaws of TIGER JIUJIANG MINING, INC. as duly adopted at a regular meeting of the Board of Directors of the Corporation.

DATED this 31st day of January, 2010.

/s/ “Chang Ya-Ping”

Secretary

Bylaws – Tiger Jiujiang Mining, Inc.